EXHIBIT 12.1
Ratio of Earnings to Fixed Charges
(amounts in thousands other than ratios)

	Successor			Predecessor
	For the fiscal year ended December 26, 2014	For the fiscal year ended December 27, 2013	For the period September 8, 2012 through December 28, 2012	For the period December 31, 2011 through September 7, 2012	For the fiscal year ended December 30, 2011	For the fiscal year ended December 31, 2010
Earnings:
Income (loss) before income taxes	$(78,038)	$(17,187)	$(38,947)	$24,208	$61,511	$46,750
Fixed charges (from below)	73,166	76,554	23,270	24,293	35,002	28,665
Total earnings (loss)	$(4,872)	$59,367	$(15,677)	$48,501	$96,513	$75,415

Fixed Charges:
Interest expense	$59,178	$63,087	$19,773	$16,631	$24,355	$18,710
Interest in rent expense estimated at 30% of rent expense	13,988	13,467	3,497	7,662	10,647	9,955
Total fixed charges (A)	$73,166	$76,554	$23,270	$24,293	$35,002	$28,665

Ratio of Earnings to Fixed Charges	(B)	(C)	(D)	2.0	2.8	2.6

(A) Preferred security dividends of Interline New Jersey were excluded from fixed charges as preferred stock was held solely by corporate parent. Effective July 1, 2012, preferred stock of Interline New Jersey was canceled and retired.

(B) For the fiscal year ended December 26, 2014, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $78.0 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

(C) For the fiscal year ended December 27, 2013, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $17.2 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

(D) For the period from September 8, 2012 through December 28, 2012, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $38.9 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

Ratio of Earnings to Combined Fixed Charges and Preferred Dividends
(amounts in thousands other than ratios)

	Successor			Predecessor
	For the fiscal year ended December 26, 2014	For the fiscal year ended December 27, 2013	For the period September 8, 2012 through December 28, 2012	For the period December 31, 2011 through September 7, 2012	For the fiscal year ended December 30, 2011	For the fiscal year ended December 31, 2010
Earnings:
Income (loss) before income taxes	$(78,038)	$(17,187)	$(38,947)	$24,208	$61,511	$46,750
Fixed charges (from below)	73,166	76,554	23,270	24,293	35,002	28,665
Total earnings (loss)	$(4,872)	$59,367	$(15,677)	$48,501	$96,513	$75,415

Fixed Charges:
Interest expense	$59,178	$63,087	$19,773	$16,631	$24,355	$18,710
Interest in rent expense estimated at 30% of rent expense	13,988	13,467	3,497	7,662	10,647	9,955
Total fixed charges (A)	$73,166	$76,554	$23,270	$24,293	$35,002	$28,665

Preferred dividends (calculated below)	—	—	—	—	—	—

Total combined fixed charges and preferred dividends	$73,166	$76,554	$23,270	$24,293	$35,002	$28,665

Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	(B)	(C)	(D)	2.0	2.8	2.6

Surplus (Deficit)	$(78,038)	$(17,187)	$(38,947)	$24,208	$61,511	$46,750

Preferred Dividends:
Preferred dividend amount (A)	—	—	—	—	—	—
Tax rate	39.7%	63.1%	27.0%	47.0%	38.8%	40.3%

Preferred dividends	—	—	—	—	—	—

(A) Preferred security dividends of Interline New Jersey were excluded from fixed charges as preferred stock was held solely by corporate parent. Effective July 1, 2012, preferred stock of Interline New Jersey was canceled and retired.

(B) For the fiscal year ended December 26, 2014, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $78.0 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

(C) For the fiscal year ended December 27, 2013, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $17.2 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

(D) For the period from September 8, 2012 through December 28, 2012, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $38.9 million to achieve a coverage ratio of 1.0 to 1.0 for this period.